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                                                                 EXHIBIT 10.2

                               SIXTH AMENDMENT TO
                 FIRST AMENDED AND RESTATED MANAGEMENT AGREEMENT
                       BETWEEN DEEPTECH INTERNATIONAL INC.
                       AND LEVIATHAN GAS PIPELINE COMPANY


     This Sixth Amendment dated as of August 15, 1998 (this "Amendment") has been executed and delivered by the undersigned for the purpose of amending the First Amended and Restated Management Agreement dated as of June 27, 1994 (the "Agreement", as amended) between DeepTech International Inc. and Leviathan Gas Pipeline Company. Unless otherwise defined in the Amendment, all capitalized terms herein shall have the meanings ascribed to them in the Agreement.

     WHEREAS, the parties deem it to be in their mutual best interests to amend certain compensation and other provisions included in the Agreement.

     NOW, THEREFORE, the Parties hereby amend the Agreement as follows:

     1. Amendment of Subsection 3.1. Section 3.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

          3.1 Fee. Prior to July 1, 1994, the annual compensation due DII from LGPC for services provided pursuant to this Agreement shall accrue in accordance with the original terms and conditions of the Agreement prior to any amendments. On and as of July 1, 1994 through and including October 31, 1995, the annual compensation (prorated for any portion of a year) due DII from LGPC for services provided pursuant to this Agreement shall be (i) a base fee of $2,000,000.00 plus (ii) 40% of DII's Unreimbursed Overhead, if any. On and as of November 1, 1995 through and including June 30, 1996, the annual compensation (prorated for any portion of a year) due DII from LGPC for services provided pursuant to this Agreement shall be 45.3% of DII's Overhead. On and as of July 1, 1996 through and including June 30, 1997, the annual compensation due DII from LGPC for services provided pursuant to this Agreement shall be 54% of DII's Overhead. On and as of July 1, 1997 through and including August 14, 1998, the annual compensation (prorated for any portion of a year) due DII from LGPC for services provided pursuant to this Agreement shall be 52% of DII's Overhead. On and as of August 15, 1998 through the term of this Agreement, the annual compensation (prorated for any portion of a month) due DII from LGPC for services provided pursuant to this Agreement shall be a fee of $775,000 per month.


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     LGPC shall also promptly reimburse DII with respect to amounts incurred for the direct benefit of LGPC.

     IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first set forth in the preamble.


DEEPTECH INTERNATIONAL INC.                     LEVIATHAN GAS PIPELINE COMPANY


By: /s/ Jeffrey I. Beason                       By:  /s/ Grant E. Sims
--------------------------------                --------------------------------
Jeffrey I. Beason                               Grant E. Sims
Vice President and Controller                   Chief Executive Officer


By: /s/ C. Dana Rice                            By:  /s/ D. Mark Leland
--------------------------------                --------------------------------
C. Dana Rice                                    D. Mark Leland
Vice President and Treasurer                    Vice President and Controller



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